Exhibit 10.19

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO A 180 DAY MARKET STAND-OFF RESTRICTION AS SET FORTH HEREIN. AS A RESULT OF SUCH RESTRICTION, THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF A REGISTERED PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER.

THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY’S BYLAWS AS IN EFFECT AS OF THE ISSUE DATE.

WARRANT TO PURCHASE CLASS A COMMON STOCK

Corporation:	Zynga Inc., a Delaware corporation (the “Company”)

Number of Shares:	1,000,000 Shares

Class of Stock:	Class A Common Stock

Exercise Price:	$0.05 per share (the “Exercise Price”)

Issue Date:	June 16, 2011 (the “Issue Date”)

Vesting Start Date:	April 1, 2010 (the “Vesting Start Date”)

Expiration Date:	December 31, 2011 (the “Expiration Date”)

This Warrant to Purchase Stock (this “Warrant”) certifies that, for good and valuable consideration, Kleiner Perkins Caufield & Byers, LLC (“Holder”) is entitled, as set forth in Section 2.1, to purchase from the Company until 5:00 p.m. Pacific time, on the Expiration Date, up to the number of fully paid and nonassessable Shares equal to the “Number of Shares of Warrant Stock” (as defined below), at an exercise price per share equal to the Exercise Price all as adjusted pursuant to Section 3 of this Warrant and all subject to the provisions and upon the terms and conditions set forth in this Warrant.

1. DEFINITIONS. The following definitions shall apply for purposes of this Warrant:

1.1 “Acquisition” means (i) the consummation of the merger or consolidation of the Company with or into another entity (except a merger or consolidation in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity), (ii) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of the Company’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of the Company (or the surviving or acquiring entity) or (iii) a sale of all or substantially all of the assets of the Company.

1.2 “IPO” means the effective date of a firm commitment underwritten public offering pursuant to an effective registration statement of the Company filed under the 1933 Act.

1.3 “Number of Shares of Warrant Stock” means 1,000,000 Shares.

1.4 “Shares” means shares of Warrant Stock issuable upon the exercise of the Warrant.

1.5 “Unvested Shares” means those Shares that have not vested pursuant to Section 2.2.

1.6 “Vested Shares” means those Shares that have vested pursuant to Section 2.2.

1.7 “Warrant Stock” means shares of the Company’s Class A Common Stock.

2. EXERCISE.

2.1 Method of Exercise. Subject to the terms and conditions of this Warrant, the Holder may exercise this Warrant in whole or in part, at any time or from time to time, with respect to any Shares (whether vested or unvested). In no event shall this Warrant be exercisable following the Expiration Date. This Warrant may be exercised by delivering a duly executed Notice of Exercise in substantially the form attached as Exhibit A to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 2.3, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

2.2 Vesting. So long as an individual designated by the Holder and acceptable to the Company in its sole discretion, initially Mr. William “Bing” Gordon (the “Service

Provider”), continues to serve as the Acting Chief Creative Officer of the Company or otherwise continues to provide services to the Company other than in his role as a member of the Company’s Board of Directors (as reasonably determined by the other members of the Company’s Board of Directors) (such services, together with his role as Acting Chief Creative Officer, “Services”), the Shares will become Vested Shares at the rate of 12.5% of the Shares on each three-month anniversary of the Vesting Start Date, with all Shares becoming vested on the two-year anniversary of the Vesting Start Date. If application of the vesting percentage set forth above causes a fractional Share to vest, such Share shall be rounded down to the nearest whole Share for each three-month period except for the last three-month period of vesting in which it shall be rounded up. In no event shall any additional Shares vest following the date the Service Provider no longer provides Services to the Company and in no event shall any partial vesting credit be given for any fraction of a three-month period that the Service Provider provides Services to the Company. For the avoidance of doubt, if the Warrant were exercised on the Issue Date, 500,000 of the Shares would be Vested Shares and 500,000 Shares would remain unvested.

2.3 Net Exercise Election. Subject to the terms and conditions of this Warrant, the Holder may elect to convert all or a portion of this Warrant representing Shares, without the payment by the Holder of any additional consideration, at any time or from time to time, on any business day before the Expiration Date, by the surrender of this Warrant or such portion of this Warrant to the Company, with the net exercise election selected in the Notice of Exercise attached hereto as Exhibit A duly executed by the Holder, into up to the number of Shares that is obtained under the following formula:

X = Y (A-B)

      A

Where:	X	=	the number of Shares to be issued to the Holder pursuant to this Section 2.2.

	Y	=	the number of Shares as to which this Warrant is then being net exercised.

	A	=	the fair market value of one Share.

	B	=	the Exercise Price.

For purposes of the above calculation, if the Company’s Class A Common Stock is traded in a public market, the fair market value of one Share shall be the closing price of a Share reported for the business day immediately before the Holder delivers its Notice of Exercise to the Company (or in the instance where this Warrant is exercised immediately prior to the IPO, the “price to public” per share specified in the final prospectus relating to such offering). In the instance where this Warrant is exercised immediately prior to an Acquisition, the fair market value of one Share shall be the fair market value of the consideration paid in such Acquisition by the acquirer for each share of the Company’s Class A Common Stock. If the Company’s Class A Common Stock is not traded in a public market, and except as provided above, the fair market value of one Share shall be determined by the Company’s Board of Directors in good faith. The Company will promptly respond in writing to an inquiry by the Holder as to the then current fair market value of one Share.

2.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, this Warrant shall automatically be reduced by the number of Shares issued and remain exercisable for such remaining Shares not so acquired, and all other terms of the Warrant shall otherwise remain in full force and effect as so adjusted. Upon final exercise of this Warrant for any such remaining number of Shares, this Warrant shall be surrendered by the Holder to the Company for cancellation.

2.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

2.6 Repurchase of Unvested Shares.

(a) Repurchase Right. If the Service Provider ceases to provide Services for any reason, including, without limitation, termination of Services by the Company, any Unvested Shares held by Holder may be repurchased by the Company within 180 days of such occurrence. If the right of repurchase is exercised, the Company shall pay the Holder an amount in cash equal to the Exercise Price of each Unvested Share being repurchased and the Holder shall cooperate with Company in connection with such repurchase.

(b) Termination of Rights as Stockholder. If the right of repurchase is exercised in accordance with this Section 2.6 and the Company makes available the consideration for the Unvested Shares being repurchased, then the person from whom the Unvested Shares are repurchased shall no longer have any rights as a holder of the Unvested Shares (other than the right to receive payment of such consideration). Such Unvested Shares shall be deemed to have been repurchased pursuant to this Section 2.6, whether or not the certificate(s) for such Unvested Shares have been delivered to the Company or the consideration for such Unvested Shares has been accepted.

3. ADJUSTMENTS TO THE SHARES.

3.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Warrant Stock payable in shares of the Warrant Stock or other securities of the Company or subdivides or combines the outstanding shares of the Warrant Stock subsequent to the Issue Date, then upon exercise or conversion of this Warrant, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend, subdivision or combination occurred.

3.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than pursuant to an Acquisition or a stock dividend, split, etc. described in Section 3.1 above) that occurs subsequent to the Issue Date, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3 including, without limitation, appropriate adjustments to the Exercise Price and to the number of securities or property issuable upon exercise or conversion of the new Warrant.

3.3 Adjustments of Exercise Price. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, subsequent to the Issue Date, the Exercise Price shall be proportionately increased. If the outstanding Shares are divided, by reclassification or otherwise, into a greater number of shares, the Exercise Price shall be proportionately decreased.

3.4 Adjustment is Cumulative. The provisions of this Section 3 shall similarly apply to successive, stock dividends, stock splits or combinations, reclassifications, exchanges, substitutions, or other events.

3.5 No Impairment. The Company shall not through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, intentionally avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Section 3 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Section against such impairment.

3.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount by check computed by multiplying the fractional interest by the fair market value of a full Share.

3.7 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof, and the number of Shares and the amount, if any, of other securities, cash or property receivable upon exercise or conversion hereof, and the series of adjustments leading to such Exercise Price and the number of Shares and the amount, if any, of other securities, cash or property receivable upon exercise or conversion hereof.

4. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

4.1 Issuance of Shares. The Company hereby represents and warrants to the Holder that all Shares which may be issued upon the exercise of the purchase right represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein and under applicable federal and state securities laws.

4.2 Reservation of Shares. For so long as this Warrant remains outstanding, the Company shall at all times keep reserved from its authorized but unissued shares of capital stock the full number of Shares.

5. REPRESENTATIONS OF HOLDER; TRANSFER.

5.1 Representations. Holder hereby represents and warrants to the Company as follows. Holder is a sophisticated investor having such knowledge and experience in business and investment matters that Holder is capable of protecting Holder’s own interests in connection with the acquisition, exercise or disposition of this Warrant. Holder is aware that this Warrant and the Shares are being, or will be, issued to Holder in reliance upon Holder’s representation in this Section 5 and that such securities are restricted securities that cannot be publicly sold except in certain prescribed situations. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and of the conditions under which sales may be made thereunder. Holder has received such information about the Company as Holder deems reasonable, has had the opportunity to ask questions and receive answers from the Company with respect to its business, assets, prospects and financial condition and has verified any answers Holder has received from the Company with independent third parties to the extent Holder deems necessary. The Holder of this Warrant, by acceptance hereof, acknowledges this Warrant and the Shares to be issued upon exercise hereof or conversion thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof or conversion thereof except under circumstances that will not result in a violation of the 1933 Act or any state securities laws.

5.2 Legends. The Shares shall be imprinted with legends in substantially the following form, as well as any other legends required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code or any other state securities laws or by any agreement under which the Company is obligated:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE 1933 ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN

AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF ANY PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES ISSUABLE HEREUNDER ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE COMPANY’S BYLAWS AS IN EFFECT AS OF THE ISSUE DATE.

5.3 Transfer Restrictions. This Warrant and the Shares issuable upon exercise of this Warrant may not be transferred or assigned in whole or in part without compliance with the restrictions contained herein, contained in the Company’s Certificate of Incorporation and Bylaws, as may be amended from time to time, and with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if (i) the transfer is to the stockholders, members or partners of Holder by way of dividend or distribution to all of the same or (ii) there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder’s notice of proposed sale and/or transfer. Notwithstanding anything herein to the contrary, this Warrant and the Unvested Shares are not transferable without the prior written consent of the Company. Notwithstanding the foregoing, the Holder may sell, transfer or assign this Warrant and Shares issuable upon exercise of this Warrant, including Unvested Shares, without the Company’s consent to KPCB Holdings, Inc., as nominee, to be held for the benefit of Kleiner Perkins Caufield & Byers XIII, LLC, and certain affiliated individuals and entities; provided, that any purchaser, transferee or assignee of the Warrant and Shares issuable upon exercise of this Warrant shall comply with and agree in writing both to the Holder and the Company to be bound by all of the restrictions contained herein, contained in the Company’s Certificate of Incorporation and Bylaws, as may be amended from time to time, and with applicable federal and state securities laws and any Unvested Shares shall be subject to the vesting and other restrictions contained herein.

5.4 Transfer Procedure. Subject to the restrictions on transfer described in Section 5 of this Warrant and any restrictions set forth in the Company’s bylaws, certificate of incorporation or other agreement to which this Warrant or the Shares is subject, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant by giving the Company a written notice of the portion of the Warrant being transferred, such notice setting forth the name, address and taxpayer identification number of the transferee, and surrendering this Warrant to the Company for reissuance to the transferee(s).

5.5 Market Standoff. Holder hereby agrees that it will not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Shares for up to one hundred eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act; provided, however, that, if during the last seventeen (17) days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the sixteen-day period beginning on the last day of the restricted period and if the Company’s securities are listed on the Nasdaq Stock Market and Rule 2711 thereof applies, then the restrictions imposed by this Section 5.5 shall continue to apply until the expiration of the eighteen-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. In no event shall the restricted period extend beyond two hundred fifteen (215) days after the effective date of the registration statement and the restrictions imposed by this Section 5.5 shall not apply unless all stockholders then holding more than one percent (1%) of the total equity of the Company on a fully diluted basis and all of the Company’s then-current executive officers and directors enter into similar agreements. For purposes of this Section 5.5, the term “Company” shall include any wholly owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. Holder further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing within any reasonable timeframe so requested.

6. GENERAL PROVISIONS.

6.1 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Warrant will be in writing and will be effective and deemed to provide such party sufficient notice under this Warrant on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. The Company agrees to issue any applicable IRS Form 1099 to Holder and acknowledges that an election may be made under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to Unvested Shares.

All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address or facsimile number set forth below the signature lines to this Warrant, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto. Notices to the Company will be marked “Attention: President”.

6.2 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

6.3 Governing Law. This Warrant will be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

6.4 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Warrant.

6.5 Counterparts. This Warrant may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

6.6 Amendment and Waivers. This Warrant may be amended and provisions may be waived upon the written consent of the Holder and the Company.

6.7 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 2.3 above is greater than the Warrant Price in effect on such date, this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 2.3 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to Holder

6.8 Term of Agreement. For the avoidance of doubt, the provisions of the foregoing agreement applicable to Unvested Shares shall continue to apply until April 1, 2012. Thereafter, the transfer restrictions contained in the Company’s Certificate of Incorporation and Bylaws, as may be amended from time to time, and the market standoff requested by the Company or an underwriter of securities of the Company, as described in Section 5.5, above, shall continue to apply to the Shares.

6.9 Independent Contractor. Service Provider is an independent contractor and is not an agent or employee of, and has no authority to bind, the Company by contract or otherwise.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative and Holder has executed this Warrant as of the Issue Date indicated on the first page of this Warrant.

COMPANY:

ZYNGA INC.

By:	/s/ David Wehner

Name:	David Wehner

Title:	Chief Financial Officer

Address:

Facsimile:

WARRANT HOLDER:

KLEINER PERKINS CAUFIELD & BYERS, LLC

By:	/s/ Ted Schlein

Name:	Ted Schlein

Title:	SR Vice President

Address:	2750 Sand Hill Road Menlo Park, CA 94025

Facsimile:	(650) 233-0300

EXHIBIT A

NOTICE OF EXERCISE

(TO BE SIGNED ONLY UPON EXERCISE OF WARRANT)

1. The undersigned hereby elects to purchase 1,000,000 shares of the Class A Common Stock (the “Shares”) of Zynga Inc., a Delaware corporation, pursuant to the terms of the attached Warrant to Purchase Class A Common Stock with an issue date of June 16, 2011 (the “Warrant”), as follows:

(Initial applicable method:)

X a.	The undersigned tenders herewith payment of the total purchase price of such Shares in full, pursuant to a check or wire transfer, in the amount of $50,000.

b.	The undersigned hereby elects to convert the Warrant into Shares by the net exercise election pursuant to Section 2.3 of the Warrant. This conversion is exercised with respect to [ ] [all of the] shares of Warrant Stock covered by the Warrant resulting in a net total of Shares being issued to the undersigned.

2. Please issue a certificate or certificates representing said Shares in the name of the undersigned. The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section 5.1 of the attached Warrant.

Kleiner Perkins Caufield & Byers, LLC
(Name)

2750 Sand Hill Road
(Address)

Menlo Park, CA 94025
(City, State, Zip Code)

(Federal Tax Identification Number)

(Signature of Holder and, if applicable, Title)